Exhibit 1.1

$1,000,000,000

LAREDO PETROLEUM, INC.

9.500% Senior Notes due 2025

10.125% Senior Notes due 2028

UNDERWRITING AGREEMENT

January 10, 2020

BOFA SECURITIES, INC.
As Representative of the several Underwriters
named in Schedule A attached hereto

c/o BofA Securities, Inc.

One Bryant Park
New York, New York 10036

Dear Sirs:

Introductory. Laredo Petroleum, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters (collectively, the “Underwriters”) named in Schedule A attached to this underwriting agreement (this “Agreement”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $600,000,000 aggregate principal amount of the Company’s 9.500% Senior Notes due 2025 (the “2025 Notes”) and $400,000,000 aggregate principal amount of the Company’s 10.125% Senior Notes due 2028 (the “2028 Notes” and, together with the 2025 Notes, the “Notes”). BofA Securities, Inc. has agreed to act as the representative of the Underwriters (the “Representative”) in connection with the offering and sale of the Notes. The Company’s obligations under the Notes and the Indenture (as defined below) will be unconditionally guaranteed by (i) Laredo Midstream Services, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Laredo Midstream”), and Garden City Minerals, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Garden City” and collectively with Laredo Midstream, the “Initial Guarantors”), and (ii) any subsidiary of the Company formed or acquired after the Closing Date (as defined below) that executes a supplemental indenture in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Company and the Initial Guarantors are collectively referred to herein as the “Laredo Parties.” The Notes and the Guarantees related thereto are herein collectively referred to as the “Securities.”

The Securities will have terms and provisions that are summarized in the Pricing Disclosure Package (as defined below) as of the Time of Sale (as defined below) and the Prospectus (as defined below) dated as of the date hereof. The Notes will be issued pursuant to an indenture, dated as of March 18, 2015 (the “Original Indenture”), among the Company, as the issuer of the Notes, the Initial Guarantors, as the guarantors of the Notes, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, with respect to the 2025 Notes, to be dated as of the Closing Date (the “Second Supplemental Indenture”), and as supplemented by the Third Supplemental Indenture, with respect to the 2028 Notes, to be dated as of the Closing Date (the “Third Supplemental Indenture” and, together with the Original Indenture and the Second Supplemental Indenture, the “Indenture”). This Agreement, the Securities and the Indenture are each referred to herein individually as a “Debt Document” and collectively as the “Debt Documents.”

Each of the Laredo Parties hereby confirms its agreement with the Underwriters as follows:

SECTION 1.  Representations and Warranties. Each of the Laredo Parties, jointly and severally, hereby represents, warrants and covenants to each Underwriter that, as of the date hereof:

(a)       Registration. The Laredo Parties have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”) on Form S-3, an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) (File No. 333-230427), including a base prospectus (the “Base Prospectus”), relating to certain securities, including the Securities, and such registration statement became effective upon filing in accordance with Rule 462(e) under the Securities Act. Such registration statement, as amended by any post-effective amendments thereto as of the date of this Agreement, including the information, if any, deemed pursuant to Rule 430B under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the Base Prospectus, as supplemented by any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act that omits Rule 430 Information, and the term “Prospectus” means the Base Prospectus, as supplemented by the prospectus supplement relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend,” “amendment” or supplement with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities and Exchange Act of 1934, as amended (“Exchange Act”), and the rules and regulations of the Commission thereunder that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Pricing Disclosure Package.

“Pricing Disclosure Package” means, as of the Time of Sale, the Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Time of Sale, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Securities Act.

“Time of Sale” means 4:45 p.m. (New York City time) on the date of this Agreement, which the Underwriters have informed the Laredo Parties is a time prior to the time of the first sale of the Securities.

(b)       Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Laredo Parties make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriters furnished to the Laredo Parties in writing by any Underwriter through the Representative expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 7(b) hereof.

(c)       Pricing Disclosure Package. The Pricing Disclosure Package as of the Time of Sale did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Laredo Parties make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriters furnished to the Laredo Parties in writing by the Underwriters through the Representative expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 7(b) hereof.

(d)       Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Laredo Parties (including their respective agents and representatives, other than the Underwriters in their capacity as such) have not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by any of the Laredo Parties or their respective agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representative. No such Issuer Free Writing Prospectus conflicts with the information set forth in the Registration Statement. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to the delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Laredo Parties make no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to the Underwriters furnished to the Laredo Parties in writing by any of the Underwriters through the Representative expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 7(b) hereof.

(e)       Registration Statement and Prospectus. The Registration Statement became effective upon filing with the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or, to the knowledge of the Laredo Parties, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Laredo Parties make no representation and warranty with respect to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee on Form T-1 (“Form T-1”) and (ii) any statements or omissions made in reliance upon and in conformity with information relating to the Underwriters furnished to the Laredo Parties in writing by any of the Underwriters through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 7(b) hereof.

(f)       Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)       Financial Statements. The historical financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein. All disclosures contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. All other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(h)       Organization and Good Standing. The Laredo Parties have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Laredo Parties taken as a whole or on the performance by Laredo Parties of their respective obligations under the Debt Documents (as defined below) (a “Material Adverse Effect”). The Company does not own, directly or indirectly, any equity or long-term debt securities of any corporation, association or other entity, other than the subsidiaries and other entities listed in Schedule B to this Agreement.

(i)       Due Authorization. Each of the Laredo Parties has full right, power and authority to execute and deliver this Agreement and the Indenture and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement, the Securities and the Indenture and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(j)       Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Laredo Parties.

(k)       Authorization of the Notes. The Notes have been duly and validly authorized by the Company for issuance and sale to the Underwriters as part of the Securities pursuant to this Agreement and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(l)       Authorization of the Guarantees. The Guarantees have been duly and validly authorized by the Guarantors for issuance and sale to the Underwriters as part of the Securities pursuant to this Agreement and, when the Notes are duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms hereof, the Guarantees will have been validly issued and delivered and will constitute valid and legally binding obligations of the Guarantors entitled to the benefits of the Indenture and enforceable against each of the Guarantors in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(m)       Authorization of the Indenture. As of the Closing Date, the Indenture will (i) be duly and validly authorized, executed and delivered by the Laredo Parties, (ii) be duly qualified under the Trust Indenture Act and the rules and regulations thereunder, (iii) comply as to form with the requirements of the Trust Indenture Act and (iv) assuming due authorization, execution and delivery by the Trustee, constitute a valid and legally binding agreement of each of the Laredo Parties, enforceable against each of the Laredo Parties in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(n)       Description of the Debt Documents. Each Debt Document that is described in the Registration Statement, the Preliminary Prospectus and the Prospectus conforms or will conform in all material respects to the description thereof contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(o)       No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock of the Company (other than the issuance of shares of common stock, par value $0.01 per share, of the Company upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of the Laredo Parties (other than immaterial changes), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Laredo Parties taken as a whole; (ii) none of the Laredo Parties has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Laredo Parties taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Laredo Parties taken as a whole; and (iii) none of the Laredo Parties has sustained any loss or interference with its business that is material to the Laredo Parties taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p)       No Violation or Default. None the Laredo Parties is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Laredo Parties is a party or by which any of the Laredo Parties is bound or to which any of the property or assets of any of the Laredo Parties is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(q)       No Conflicts. The execution, delivery and performance by the Laredo Parties of the each of the Debt Documents to which each such Laredo Entity is a party thereto and the consummation of the transactions contemplated by the Debt Documents, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Laredo Parties pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Laredo Parties is a party or by which any of the Laredo Parties is bound or to which any of the property or assets of any of the Laredo Parties is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of any of the Laredo Parties or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that has been consented to or waived in writing prior to the date hereof or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(r)       No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority (each, a “Consent”) is required in connection with (i) the offering, issuance and sale by the Laredo Parties of the Securities, (ii) the execution, delivery and performance by the Laredo Parties of the Debt Documents, (iii) the consummation of the transactions contemplated by the Debt Documents, or (iv) the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Preliminary Prospectus and the Prospectus, except for such Consents (A) required under the Securities Act, the Exchange Act, and state securities or Blue Sky laws in connection with the purchase and sale of the Securities by the Underwriters, (B) that have been, or prior to the Closing Date, will be, obtained, (C) the qualification of the Indenture under the Trust Indenture Act, or (D) that, if not obtained, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s)       Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which any of the Laredo Parties is a party or to which any property of any of the Laredo Parties is the subject that, individually or in the aggregate, if determined adversely to the Laredo Parties, could reasonably be expected to have a Material Adverse Effect; to the knowledge of the Laredo Parties, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(t)       Solvency. On and immediately after the Closing Date, each of the Company and the Guarantors (after giving effect to the issuance of the Securities (and the Guarantees) and the other transactions related thereto as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such entity is not less than the total amount required to pay the liabilities of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities (and the Guarantees) as contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, such entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

(u)       Independent Accountants. Grant Thornton LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Laredo Parties within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(v)       Independent Reserve Engineers. Ryder Scott Company, L.P. (“Ryder Scott”), who has prepared the reserve reports and estimates of proved reserves disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, has represented to the Company that they are, and the Company believes them to be, independent reserve engineers with respect to the Laredo Parties within the applicable rules and regulations adopted by the Commission and as required by the Securities Act for the periods set forth in the Preliminary Prospectus and the Prospectus.

(w)       Information Underlying Reserve Reports. The oil and natural gas proved reserve estimates of the Company and its subsidiaries contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus are derived from reports that have been prepared by Ryder Scott, and such estimates fairly reflect, in all material respects, the oil and natural gas proved reserves attributable to the Company and its subsidiaries at the dates indicated therein and are prepared in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved. Nothing has come to the attention of any of the Laredo Parties which would cause the Company to revise downward by any material amount the oil and natural gas proved reserve estimates of the Company and its subsidiaries contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(x)       Title to Real and Personal Property. The Laredo Parties have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Laredo Parties, in each case free and clear of all liens, encumbrances, claims and defects of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Laredo Parties, (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) exist pursuant to that certain Fifth Amended and Restated Credit Agreement, dated as of May 2, 2017, among the Company, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the other financial institutions signatory thereto (as amended, the “Credit Agreement”).

(y)       Title to Oil and Gas Properties. Each of the Laredo Parties has good and defensible title to all of its oil and gas properties in each case free and clear of all liens, encumbrances and defects, except (i) such as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) such as are permitted under the Credit Agreement, or (iii) such as do not materially affect the value of the properties and do not materially interfere with the use of the properties of the Laredo Parties taken as a whole; and all of the leases and subleases under which any of the Laredo Parties holds or uses properties described in the Registration Statement, the Pricing Disclosure Package and the Prospectus are in full force and effect, with such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and none of the Laredo Parties has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of any of the Laredo Parties under any of the leases or subleases mentioned above, or affecting or questioning the rights of any of the Laredo Parties thereof to the continued possession or use of the leased or subleased premises, except for such claims that, if successfully asserted, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; provided however, that the enforceability of such leases and subleases, as the case may be, may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(z)     Rights-of-Way. The Laredo Parties have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable the Laredo Parties to conduct their respective businesses in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except for such rights-of-way the failure of which to obtain would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The rights-of-way owned by the Laredo Parties are subject only to such qualifications, reservations and encumbrances as may be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(aa)   Title to Intellectual Property. The Laredo Parties own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted and as disclosed in each of the Pricing Disclosure Package the Prospectus, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Laredo Parties have not received any notice of infringement of or conflict with the asserted rights of others with respect to any of the foregoing, which if the subject of an unfavorable decision or ruling, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(bb)   No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any of the Laredo Parties, on the one hand, and the directors, officers, stockholders, customers or suppliers of any of the Laredo Parties, on the other, that is required by the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(cc)   Investment Company Act. None of the Laredo Parties is, and, after giving effect to the offering and sale of the Securities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the application of the net proceeds thereof as contemplated under the caption “Use of Proceeds” in each of the Preliminary Prospectus and the Prospectus, none of the Laredo Parties will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(dd)   Taxes. The Laredo Parties have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against any of the Laredo Parties or any of their respective properties or assets.

(ee)   Licenses and Permits. The Laredo Parties possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Laredo Parties has received notice of any revocation or modification of any such license, certificate, permit or authorization.

(ff)   No Labor Disputes. No labor disturbance by or dispute with employees of any of the Laredo Parties exists or, to the knowledge of the Laredo Parties, is contemplated or threatened, and none of the Laredo Parties are aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of their respective principal suppliers, contractors or customers, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg)   Compliance with and Liability under Environmental Laws. (i) The Laredo Parties (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined below) or threat of Release of Hazardous Materials (as defined below) (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to any of the Laredo Parties, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses, certificates or approvals, or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) there are no proceedings that are pending, or that are known to be contemplated, against any of the Laredo Parties under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Laredo Parties are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a Material Adverse Effect, and (c) none of the Laredo Parties anticipates material capital expenditures relating to any Environmental Laws.

(hh)   Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by any of the Laredo Parties (or, to the knowledge of the Laredo Parties, any other entity (including any predecessor) for whose acts or omissions any of the Laredo Parties is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by any of the Laredo Parties, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials and brine, which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(ii)     Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that has not resulted in or could not reasonably be expected to result in material liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption, that has resulted in or could reasonably be expected to result in material liability to the Laredo Parties; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the fair market value of the assets of each Plan that is required to be funded by applicable law exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Laredo Parties; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA).

(jj)     Disclosure Controls. The Laredo Parties maintain an effective system of “disclosure controls and procedures” (to the extent required by and as such term is defined in Rule 13a-15(e) under the Exchange Act) that has been designed to ensure that information required to be disclosed by the Company in reports that the Company files or submits under the Exchange Act, as applicable, is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to management of the Laredo Parties as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(kk)   Accounting Controls. The Laredo Parties maintain a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including policies and procedures that provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language incorporated by reference into the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. There are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Laredo Parties’ collective ability to record, process, summarize and report financial information; and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Laredo Parties’ internal controls over financial reporting.

(ll)     eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(mm)   Insurance. The Laredo Parties have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated; and none of the Laredo Parties has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(nn)    No Unlawful Payments. None of the Laredo Parties nor, to the knowledge of the Laredo Parties, any director, officer or employee of the Company or any of its subsidiaries, or any agent, affiliate, employee or other person associated with or acting on behalf of the Laredo Parties has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. In no event shall any person or entity be deemed to be an “affiliate” of any of the Laredo Parties for purposes of this Section 1(nn) solely by virtue of being controlled by or under common control with Warburg Pincus LLC or any of its affiliates (other than the Laredo Parties).

(oo)    Compliance with Money Laundering Laws. The operations of the Laredo Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Laredo Parties with respect to the Money Laundering Laws is pending or, to the knowledge of the Laredo Parties, threatened.

(pp)   No Conflicts with Sanctions Law. None of the Laredo Parties nor, to the knowledge of the Laredo Parties, any director, officer or employee of any of the Laredo Parties nor, to the knowledge of the Laredo Parties, any agent, affiliate or other person associated with or acting on behalf of any of the Laredo Parties is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Swiss Secretariat of Economic Affairs, the Hong Kong Monetary Authority, the Monetary Authority of Singapore or other relevant sanctions authority (collectively, “Sanctions”), nor is any Laredo Party located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, Venezuela, and Crimea (each, a “Sanctioned Country”); and none of the Laredo Parties will, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in and will not knowingly engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with or in any Sanctioned Country. In no event shall any person or entity be deemed to be an “affiliate” of any of the Laredo Parties for purposes of this Section 1(pp) solely by virtue of being controlled by or under common control with Warburg Pincus LLC or any of its affiliates (other than the Laredo Parties).

(qq)   No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except for such prohibitions as exist pursuant to the Credit Agreement or any indenture that is an exhibit to the Registration Statement or as are otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(rr)     No Broker’s Fees. None of the Laredo Parties is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of the Laredo Parties or the Underwriters for a brokerage commission, finder’s fee or like payment to any person other than the Underwriters and their respective affiliates in connection with the offering and sale of the Securities.

(ss)    No Stabilization. The Laredo Parties have not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(tt)     Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(uu)   Statistical and Market Data. Nothing has come to the attention of the Laredo Parties that has caused any of the Laredo Parties to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(vv)   Sarbanes-Oxley Act. To the extent applicable to the Laredo Parties on the date hereof, there is and has been no failure on the part of the Laredo Parties or, to the knowledge of the Laredo Parties, any of the directors or officers of the Laredo Parties, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ww)  Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act that initially became effective within three years of the date of this Agreement. If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Underwriters. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Underwriters, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

(xx)     Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form. If at any time when Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities in a form satisfactory to the Representative, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representative of such effectiveness. The Laredo Parties will take all other actions necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(yy)    Status under the Securities Act. (A) At the time of the initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405 under the Securities Act, including not having been an “ineligible issuer” as defined in Rule 405.

(zz)     Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(aaa)   Cybersecurity. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) (i) to the knowledge of the Laredo Parties, there has been no material security breach or incident, or other compromise of or relating to any of the Laredo Parties’ information technology and computer systems, networks, hardware, software, data and data-bases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company or its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) and (ii) the Laredo Parties have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (b) the Laredo Parties are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as, in the case of this clause (b), would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and (c) the Laredo Parties have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.

(bbb)  Regulations T, U, X. None of the Company or any of its subsidiaries or any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

Any certificate signed by an officer of the Laredo Parties and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Laredo Parties to each Underwriter as to the matters set forth therein.

SECTION 2.   Purchase, Sale and Delivery of the Securities.

(a)      The Securities. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Laredo Parties agree to sell and each of the Underwriters, severally and not jointly, agrees to purchase from the Laredo Parties, the principal amount of the Notes set forth opposite that Underwriter’s name in Schedule A hereto at a price equal to 98.500% of the principal amount thereof plus accrued interest, if any, from January 24, 2020 to the Closing Date, payable on the Closing Date.

(b)      The Closing Date. Payment for the Securities shall be made by wire transfer in immediately available funds to the accounts specified by the Laredo Parties (or their representatives) to the Representative, at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana, Suite 4400, Houston, Texas 77002 at 10:00 A.M., New York City time, on January 24, 2020, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Laredo Parties may agree upon in writing. The time and date of such payment for the Securities is referred to herein as the “Closing Date.”

(c)      Delivery of the Securities. Delivery of the Securities shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative of the respective aggregate purchase price of the Securities being sold by the Laredo Parties to or upon order of the Company by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Laredo Parties shall deliver the Securities through the facilities of The Depository Trust Company (“DTC”).

SECTION 3.   Further Agreements of the Laredo Parties. Each of the Laredo Parties further covenants and agrees, jointly and severally, with each Underwriter as follows:

(a)      Required Filings. The Laredo Parties will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) in New York City prior to 10:00 A.M., New York City time, on the second business day succeeding the date of this Agreement to the Underwriters in such quantities as the Underwriters may reasonably request.

(b)       Term Sheet. The Laredo Parties will prepare a final term sheet containing a description of the Securities, substantially in the form of Annex B hereto, and approved by the Representative and file such term sheet pursuant to Rule 433(d) of the Securities Act within the time prescribed by such Rule.

(c)      Delivery of Copies. The Laredo Parties will deliver, without charge, to the Underwriters, (A) four conformed signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Underwriters may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by the Underwriters or dealer.

(d)      Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Laredo Parties will furnish to the Representative and counsel for the Representative a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(e)      Notice to the Underwriters. The Laredo Parties will advise the Representative promptly (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Laredo Parties of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Laredo Parties will use their best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(f)       Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Laredo Parties will immediately notify the Representative thereof and forthwith prepare and, subject to paragraph (d) above, file with the Commission and furnish to the Representative and to such dealers as the Representative may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Laredo Parties will immediately notify the Representative thereof and forthwith prepare and, subject to paragraph (d) above, file with the Commission (to the extent required) and furnish to the Representative and to such dealers as the Representative may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(g)       Blue Sky Compliance. The Laredo Parties will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Laredo Parties shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)      Earnings Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)       No Stabilization. The Laredo Parties will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(j)       Reports. For a period of two years from the date of this Agreement, so long as the Securities are outstanding, the Laredo Parties will furnish to the Underwriters, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Laredo Parties will be deemed to have furnished such reports and financial statements to the Underwriters to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(k)       Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(l)       DTC. The Laredo Parties agree to comply with all terms and conditions of all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Securities by DTC for “book-entry” transfer.

(m)       Lock-Up. Until 30 days following the date of the Prospectus, the Laredo Parties will not, without the prior written consent of the Representative, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of or otherwise dispose of any debt securities (other than the Notes, the purchase or redemption of the Company’s 5 5/8% senior unsecured notes due 2022 and 6 1/4% senior unsecured notes due 2023 and bank borrowings) in the same market as the Notes.

The Representative, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Laredo Parties of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.     Additional Agreements of the Underwriters. Each Underwriter severally represents and agrees that:

(a)       It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or permitted pursuant to Section 1(d), Section 3(b) or Section 3(d) above (including any electronic road show approved in advance by the Company), or (iii) any free writing prospectus prepared by the Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)       It has not and will not, without the prior written consent of the Laredo Parties, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Laredo Parties with the Commission prior to the use of such free writing prospectus and (ii) “issuer information” as used in this Section 4(b), shall not be deemed to include information prepared by or on behalf of the Underwriter on the basis of or derived from issuer information (including the information contained in the final term sheet prepared and filed pursuant to Section 3(b)).

(c)       It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Securities (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

SECTION 5.     Payment of Expenses.

(a)       Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, each of the Laredo Parties jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Form T-1, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification of the Securities under the state or foreign securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters); (v) the costs of the production and distribution of this Agreement, the Indenture, any supplemental agreement among the Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Securities; (vi) the costs and charges of any transfer agent and any registrar; (vii) any fees required to be paid to rating agencies in connection with the rating of the Notes; (viii) the fees, costs and expenses of the Trustee, any agent of the Trustee and any paying agent (including related fees and expenses of a counsel to such parties); (ix) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by FINRA, including reasonable fees and expenses of counsel for the Underwriters in an amount not to exceed $15,000; and (x) all costs and expenses of the officers and employees of the Laredo Parties and any other expenses of the Laredo Parties relating to any investor or “road show” presentations in connection with the offering and sale of the Securities, including, without limitation, any travel expenses of the officers and employees of the Laredo Parties and any other expenses of the Laredo Parties.

(b)       If (i) this Agreement is terminated pursuant to Section 8 or (ii) the Laredo Parties for any reason fails to tender the Securities for delivery to the Underwriters, the Laredo Parties agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

SECTION 6.     Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the timely performance by the Laredo Parties of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a)       Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 3(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters.

(b)       Representations and Warranties. The representations and warranties of the Laredo Parties contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Laredo Parties and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)       No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d)       No Material Adverse Change. No event or condition of a type described in Section 1(o) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)       Officer’s Certificates. The Underwriters shall have received on and as of the Closing Date a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Laredo Parties who is satisfactory to the Underwriters (A) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Laredo Parties set forth in Sections 1(c) and 1(e) hereof are true and correct, (B) confirming that the other representations and warranties of the Laredo Parties in this Agreement are true and correct and that the Laredo Parties have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (C) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)       Chief Financial Officer Certificates. The Underwriters shall have received on the date of the Time of Sale and on the Closing Date, certificates dated the date of the Time of Sale and Closing Date, respectively, and signed by the chief financial officer of the company, in form and substance reasonably satisfactory to the Representative.

(g)       Auditor Comfort Letters. On the date of this Agreement and on the Closing Date, Grant Thornton LLP shall have furnished to the Underwriters, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Representative, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(h)       Reserve Engineer Confirmation Letters. On the date of this Agreement and on the Closing Date, Ryder Scott shall have furnished to the Underwriters, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Representative, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in reserve engineers’ “confirmation letters” to underwriters with respect to the reserve reports, estimates of proved reserves and other reserve information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i)       Opinion and 10b-5 Statement of Counsel for the Company. On the Closing Date, Akin Gump Strauss Hauer & Feld L.L.P., counsel for the Company, shall have furnished to the Underwriters, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex A-1 hereto.

(j)       Opinion of General Counsel for the Company. On the Closing Date, Mark D. Denny, General Counsel of the Company, shall have furnished to the Underwriters, a written opinion, dated the Closing Date, and addressed to the Representative, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex A-2 hereto.

(k)       Opinion and 10b-5 Statement of Counsel for the Underwriters. The Underwriters shall have received on and as of the Closing Date an opinion and 10b-5 statement of Paul Hastings LLP, counsel for the Underwriters, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l)       No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the sale of the Securities.

(m)     Good Standing. The Underwriters shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Laredo Parties in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Underwriters may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n)       Additional Documents. On or prior to the Closing Date the Laredo Parties shall have furnished to the Underwriters such further certificates and documents as the Underwriters may reasonably request.

(o)       DTC. The Securities shall be eligible for clearance and settlement through the facilities of DTC.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 5 and 7 hereof shall at all times be effective and shall survive such termination.

SECTION 7.     Indemnification and Contribution.

(a)       Indemnification of the Underwriters by the Laredo Parties. The Laredo Parties each agree jointly and severally to indemnify and hold harmless each Underwriter, the affiliates, directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by the Underwriters expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in subsection (b) below.

(b)       Indemnification of the Laredo Parties. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Laredo Parties, their respective directors, officers who signed the Registration Statement and each person, if any, who controls the Laredo Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriters furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by the Underwriters consists of the following information furnished on behalf of the Underwriters and set forth under the caption “Underwriting” in the Prospectus: (i) the information set forth in the table in the first paragraph, and (ii) the statements set forth in the fifth paragraph, third sentence in the seventh paragraph and first and second sentences of the eighth paragraph.

(c)       Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Underwriters, their respective affiliates, directors and officers and any control persons of the Underwriters shall be designated in writing by the Representative; any such separate firm for the Laredo Parties, their respective directors, officers who signed the Registration Statement and any control persons of the Laredo Parties shall be designated in writing by the Laredo Parties. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)       Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Laredo Parties, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Laredo Parties, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Laredo Parties, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Laredo Parties from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Laredo Parties, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Laredo Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)       Limitation on Liability. The Laredo Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A.

(f)       Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

SECTION 8.     Termination of this Agreement. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Laredo Parties, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Laredo Parties shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in securities settlement or clearance services in the United States shall have occurred or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

SECTION 9.     Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Laredo Parties, their respective officers and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Laredo Parties or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 10.     Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: High Yield Legal Department, Fax: 212-901-7897. Notices to the Laredo Parties shall be given to the Company at 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119, Attention: Michael T. Beyer, Fax: (918) 513-4571.

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 11.     Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 7 and their respective successors, and no other person will have any right or obligation hereunder.

SECTION 12.     Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Representative.

SECTION 13.     Effectiveness of the Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

SECTION 14.     Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 15.     Governing Law Provisions. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

SECTION 16.     Default of One or More of the Several Underwriters. If any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Underwriters with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the Closing Date. If any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Underwriters and the Laredo Parties for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 5 and 7 hereof shall at all times be effective and shall survive such termination. In any such case either the Underwriters or the Laredo Parties shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Prospectus or any other documents or arrangements may be effected.

SECTION 17.     No Advisory or Fiduciary Responsibility. Each of the Laredo Parties acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Laredo Parties, on the one hand, and the several Underwriters, on the other hand, and the Laredo Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Laredo Parties or their respective affiliates, equityholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Laredo Parties with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Laredo Parties on other matters) or any other obligation to the Laredo Parties except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Laredo Parties, and the several Underwriters have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Laredo Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Laredo Parties and the several Underwriters, or any of them, with respect to the subject matter hereof. The Laredo Parties hereby waive and release, to the fullest extent permitted by law, any claims that Laredo Parties may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty.

SECTION 18.     Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Laredo Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 19.     Recognition of the U.S. Special Resolution Regimes.

(a)       In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)       In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 20.    General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Laredo Parties the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

Laredo Petroleum, Inc.

By:	/s/ Michael T. Beyer
	Name:	Michael T. Beyer
	Title:	Senior Vice President and Chief Financial Officer

Laredo Midstream Services, LLC

By:	/s/ Michael T. Beyer
	Name:	Michael T. Beyer
	Title:	Senior Vice President and Chief Financial Officer

Garden City Minerals, LLC

By:	/s/ Michael T. Beyer
	Name:	Michael T. Beyer
	Title:	Senior Vice President and Chief Financial Officer

Signature Page to the Underwriting Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BofA Securities, Inc.
for itself and on behalf of the several Underwriters named in Schedule A hereto

By:	/s/ Carla Ruiz-Ney
	Name:	Carla Ruiz-Ney
	Title:	Director

Signature Page to the Underwriting Agreement

SCHEDULE A

Underwriters	Aggregate Principal Amount of 2025 Notes to be Purchased	Aggregate Principal Amount of 2028 Notes to be Purchased
BofA Securities, Inc.	$198,000,000	$132,000,000
Wells Fargo Securities, LLC	$55,500,000	$37,000,000
BMO Capital Markets Corp.	$54,000,000	$36,000,000
Goldman Sachs & Co. LLC	$54,000,000	$36,000,000
Barclays Capital Inc.	$33,000,000	$22,000,000
Capital One Securities, Inc.	$27,000,000	$18,000,000
SG Americas Securities, LLC	$27,000,000	$18,000,000
ABN AMRO Securities (USA) LLC	$25,500,000	$17,000,000
Citigroup Global Markets Inc.	$25,500,000	$17,000,000
Scotia Capital (USA) Inc.	$25,500,000	$17,000,000
Credit Suisse Securities (USA) LLC	$18,000,000	$12,000,000
BBVA Securities Inc.	$16,500,000	$11,000,000
BOK Financial Securities, Inc.	$13,500,000	$9,000,000
Comerica Securities, Inc.	$13,500,000	$9,000,000
SunTrust Robinson Humphrey, Inc.	$13,500,000	$9,000,000

Total	$600,000,000	$400,000,000

SCHEDULE B

Subsidiaries and Other Entities of the Company

Wholly Owned Subsidiaries

Laredo Midstream Services, LLC

Garden City Minerals, LLC

ANNEX A-1

FORM OF OPINION OF COUNSEL TO THE COMPANY

1.	The Issuer is validly existing as a corporation and in good standing under the laws of the State of Delaware, the jurisdiction of its organization. Each Guarantor is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware, the jurisdiction of its organization.

2.	Each of the Issuer and each Guarantor has or had all requisite corporate or limited liability company, as applicable, power and authority to execute and deliver the Transaction Documents, and to incur and perform its respective obligations under the Transaction Documents.

3.	The execution and delivery by each of the Issuer and each Guarantor of the Transaction Documents to which it is a party and the performance by each of the Issuer and each Guarantor of its respective obligations under the Transaction Documents have been duly authorized by all necessary corporate or limited liability company, as applicable, action by the Issuer and each Guarantor. Each of the Underwriting Agreement, the Base Indenture and each Supplemental Indenture has been duly and validly authorized, executed and delivered by each of the Issuer and each Guarantor.

4.	(a) The 2025 Securities have been duly and validly authorized and executed by the Issuer and, when authenticated in accordance with the provisions of the 2025 Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be valid and legally binding obligations of the Issuer, entitled to the benefits of the 2025 Indenture and enforceable against the Issuer in accordance with its terms.

(b) The 2028 Securities have been duly and validly authorized and executed by the Issuer and, when authenticated in accordance with the provisions of the 2028 Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be valid and legally binding obligations of the Issuer, entitled to the benefits of the 2028 Indenture and enforceable against the Issuer in accordance with its terms.

5.	(a) The 2025 Indenture (including, with respect to the Guarantors, when the 2025 Securities have been duly and validly authenticated in accordance with the terms of the 2025 Indenture and duly and validly paid for by and delivered to the Underwriters in accordance with the terms of the Underwriting Agreement, the guarantee of the Guarantors in respect of the Securities provided for in [Article Nine] of the [Third] Supplemental Indenture) constitutes a valid and legally binding obligation of each of the Issuer and each Guarantor, enforceable against the Issuer and each Guarantor in accordance with its terms.

(b) The 2028 Indenture (including, with respect to the Guarantors, when the 2028 Securities have been duly and validly authenticated in accordance with the terms of the 2028 Indenture and duly and validly paid for by and delivered to the Underwriters in accordance with the terms of the Underwriting Agreement, the guarantee of the Guarantors in respect of the Securities provided for in [Article Nine] of the [Fourth] Supplemental Indenture) constitutes a valid and legally binding obligation of each of the Issuer and each Guarantor, enforceable against the Issuer and each Guarantor in accordance with its terms.

Annex A-1-1

6.	The execution and delivery of the Execution Documents by each of the Issuer and each Guarantor party thereto does not, and the performance by the Issuer and each Guarantor of its respective obligations under the Transaction Documents to which it is a party will not, (a) result in any violation of any law, statute, rule or regulation of or under any Included Law (as defined below) (including Regulations T, U and X of the Board of Governors of the Federal Reserve System), (b) result in any violation of the Governing Documents of the Issuer or the Guarantors, (c) result in a breach or constitute a default by the Company and the Guarantors or result in the creation of any lien on any assets of the Company and the Guarantors under any Material Agreement, or (d) result in any violation of any order, writ, judgment or decree under any Included Law of any New York or Federal governmental authority or regulatory body applicable to the Issuer or the Guarantors or their assets or properties listed on Exhibit A attached hereto.

7.	No consent approval or authorization of, or filing with any court or governmental authority or regulatory body (each, a “Filing”) is required under any Included Laws (as defined below) for the due execution and delivery of the Execution Documents by the Issuer and each Guarantor party thereto and the performance by the Issuer and each Guarantor of its respective obligations under the Transaction Documents to which it is a party, except for (i) routine Filings necessary in connection with the conduct of the business of the Issuer and the Guarantors, (ii) such other Filings as have been obtained or made, and (iii) Filings under Federal and state securities Laws as required by the Underwriting Agreement and Section 704 of the Base Indenture and [Section 4.03] of each Supplemental Indenture.

8.	The statements in the Preliminary Prospectus Supplement and the Prospectus Supplement under the caption “Description of the 2025 Notes,” “Description of the 2028 Notes” and “Description of Certain Other Indebtedness,” insofar as such statements purport to summarize certain provisions of documents referred to therein and reviewed by us as described above, fairly summarize such provisions in all material respects, subject to the qualifications and assumptions stated therein. The statements in the Preliminary Prospectus Supplement and the Prospectus Supplement under the caption “Description of the 2025 Notes,” “Description of the 2028 Notes” and “Description of Certain Other Indebtedness,” insofar as such statements purport to summarize provisions of any law, statute, rule or regulation of or under any Included Law referred to therein, fairly summarize such laws, statutes, rules and regulations in all material respects, subject to the qualifications and assumptions stated therein. The 2025 Indenture and the 2025 Securities and the 2028 Indenture and the 2028 Securities, respectively, conform in all material respects as to legal matters to the descriptions thereof under the heading “Description of the 2025 Notes” or the heading “Description of the 2028 Notes”, respectively, in the Preliminary Prospectus Supplement and the Prospectus Supplement (in the case of the Preliminary Prospectus Supplement, when considered together with the Pricing Term Sheet).

Annex A-1-2

9.	The statements in the Preliminary Prospectus Supplement and the Prospectus Supplement under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as such statements constitute a summary of the United States Federal tax laws referred to therein, as of the date of the Preliminary Prospectus Supplement and the Prospectus Supplement, in all material respects, are accurate and fairly summarize the United States Federal tax laws referred to therein, subject to the qualifications and assumptions stated therein.

10.	The Issuer and the Guarantors are not, and after giving effect to the offering and sale of the Securities contemplated by the Underwriting Agreement and the application of the net proceeds from such sale as described in the Preliminary Prospectus Supplement and the Prospectus Supplement, the Issuer and the Guarantors will not be, required to register as an “investment company,” as such term is defined under the Investment Company Act of 1940, as amended.

11.	Each Indenture has been qualified under the TIA. Each Indenture conforms in all material respects to the requirements of the TIA and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

12.	The Registration Statement was automatically effective under the Securities Act on March 21, 2019. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission.

13.	The filing of the Prospectus Supplement pursuant to Rule 424 under the Securities Act was made in the manner and within the time period required by such rule. The filing of the Pricing Term Sheet pursuant to Rule 433 under the Securities Act was made in the manner and within the time period required by such Rule.

Our identification of documents and information as part of the Time of Sale Information has been at your request and with your approval. Such identification is for the limited purpose of making the statements set forth in this letter and is not the expression of a view by us as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Because the primary purpose of our professional engagement was not to establish or confirm factual matters, financial or accounting data and information or information pertaining to natural resource reserves and production, and our participation in the preparation of the documents incorporated by reference in the Time of Sale Information and the Final Prospectus Supplement has been limited, and because many determinations involved in the preparation of the Time of Sale Information and the Final Prospectus Supplement are of a wholly or partially non-legal character, except as expressly set forth in paragraphs 8 and 9 herein, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Final Prospectus Supplement or the Time of Sale Information (the “Disclosure Documents”) and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements.

Annex A-1-3

However, in the course of our acting as special counsel to the Issuer in connection with the preparation of the Final Prospectus Supplement and the Time of Sale Information, we have reviewed each Disclosure Document and have participated in conferences and telephone conversations with representatives of the Issuer, representatives of the independent public accountants for the Issuer, representatives of the independent reserve engineers of the Issuer, representatives of the Underwriters and representatives of the Underwriters’ counsel, during which conferences and conversations the contents of such Disclosure Documents and related matters were discussed.

Based on our participation in such conferences and conversations, our review of the documents described above, our understanding of the United States Federal securities Laws and the experience we have gained in our practice thereunder, we advise you that:

(a)       Each of the Registration Statement, as of the date of its effectiveness, the Preliminary Prospectus, as of the date of the Preliminary Prospectus Supplement, and the Prospectus, as of the date of the Prospectus Supplement, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations thereunder except that (i) we express no view as to the financial statements, financial schedules, other financial, accounting and reserve and production data contained or incorporated by reference therein or omitted therefrom and the Statement of Eligibility and Qualification of the Trustee on Form T-1, and (ii) except to the extent of the views expressed in subparagraph (c) below as to material misstatements or omissions, we express no view as to the antifraud provisions of the U.S. federal securities Laws and the rules and regulations promulgated under such provisions;

(b)       There are no documents known to us that are required to be filed under the Securities Act as exhibits to the Registration Statement that are not so filed as required in all material respects, nor are there any documents known to us that are required under the Securities Act to be summarized in the Prospectus in the manner specified in the Securities Act that are not so summarized as required in all material respects, except that (i) we express no view as to the financial statements, financial schedules and other financial, accounting and reserve and production data so required to be filed or summarized and the Statement of Eligibility and Qualification of the Trustee on Form T-1 and (ii) except to the extent of the views expressed in subparagraph (c) below as to material misstatements or omissions, we express no view as to the antifraud provisions of the U.S. federal securities Laws and the rules and regulations promulgated under such provisions; and

(c)       No information has come to our attention that causes us to believe that (i) the Registration Statement, as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Time of Sale Information, as of [___ p.m.] (Eastern standard time) on January [•], 2020 (which you have informed us is a time prior to the time of the first sale of the Notes by any Underwriter), contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of each of clauses (i)-(iii) above, we do not express any view as to the financial statements, financial schedules and other financial, accounting and reserve and production data contained or incorporated by reference therein or omitted therefrom and the Statement of Eligibility and Qualification of the Trustee on Form T-1.

Annex A-1-4

ANNEX A-2

FORM OF OPINION OF GENERAL COUNSEL

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, I am of the opinion that:

1.	The Issuer has been duly incorporated as a corporation, and is validly existing and in good standing under the laws of the State of Delaware, the jurisdiction of its organization. Laredo Midstream has been duly formed as a limited liability company, and is validly existing and in good standing under the laws of the State of Delaware, the jurisdiction of its organization. GCM has been duly formed as a limited liability company, and is validly existing and in good standing under the laws of the State of Delaware, the jurisdiction of its organization.

2.	The Issuer is duly qualified and is in good standing as a foreign corporation in the State of Oklahoma under the laws of the State of Oklahoma. The Issuer is duly qualified and has the right to transact business as a foreign corporation in the State of Texas under the laws of the State of Texas.

3.	Laredo Midstream is duly qualified and is in good standing as a foreign limited liability company in the State of Oklahoma under the laws of the State of Oklahoma. Laredo Midstream is duly qualified and has the right to transact business as a foreign limited liability company in the State of Texas under the laws of the State of Texas.

4.	GCM is duly qualified and is in good standing as a foreign limited liability company in the State of Oklahoma under the laws of the State of Oklahoma. GCM is duly qualified and has the right to transact business as a foreign limited liability company in the State of Texas under the laws of the State of Texas.

5.	(a) The Issuer has or had the corporate power and authority to execute and deliver each of the Transaction Documents to which it is a party and to perform its respective obligations under each of the Transaction Documents to which it is a party, and has the corporate power and authority to own and hold its properties and conduct its business in all material respects as described in the Registration Statement, Time of Sale Information and the Prospectus. The execution and delivery by the Issuer of each of the Transaction Documents to which it is a party, performance of its respective obligations under the Transaction Documents to which it is a party, and the consummation by the Issuer of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Issuer. Each of the Underwriting Agreement, the Base Indenture, each Supplemental Indenture and each of the Securities has been duly executed and delivered by the Issuer.

(b) Laredo Midstream has the limited liability company power and authority to execute and deliver each of the Execution Documents to which it is a party and to perform its respective obligations under each of the Transaction Documents to which it is a party, and has the corporate power and authority to own and hold its properties and conduct its business in all material respects as described in the Registration Statement, Time of Sale Information and the Prospectus. The execution and delivery by Laredo Midstream of each of the Execution Documents to which it is a party, performance of its respective obligations under the Transaction Documents to which it is a party, and the consummation by Laredo Midstream of the transactions contemplated thereby have been duly authorized by all necessary limited liability company action on the part of Laredo Midstream. Each of the Underwriting Agreement, the Base Indenture and each Supplemental Indenture has been duly executed and delivered by Laredo Midstream.

Annex A-2-1

(c) GCM has the limited liability power and authority to execute and deliver each of the Execution Documents to which it is a party and to perform its respective obligations under each of the Transaction Documents to which it is a party, and has the corporate power and authority to own and hold its properties and conduct its business in all material respects as described in the Registration Statement, Time of Sale Information and the Prospectus. The execution and delivery by GCM of each of the Execution Documents to which it is a party, performance of its respective obligations under the Transaction Documents to which it is a party, and the consummation by GCM of the transactions contemplated thereby have been duly authorized by all necessary limited liability company action on the part of GCM. Each of the Underwriting Agreement, the Base Indenture and each Supplemental Indenture has been duly executed and delivered by GCM.

6.	(a) The execution and delivery by the Issuer of each of the Execution Documents to which it is a party do not, and the performance by the Issuer of its obligations under each of the Transaction Documents to which it is a party will not, (i) result in a violation of the Governing Documents of the Issuer, (ii) result in any violation by the Issuer of any law applicable to Issuer, (iii) breach or result in a default (or an event which, with notice or lapse of time, or both, would constitute a default), or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer, under the Material Agreements (including under (x) Section 4.07 of the 2022 Existing Indenture and (y) Section 4.07 of the 2023 Existing Indenture (each as defined in Exhibit C hereto)) or (iv) conflict with or violate any Reviewed Orders.

(b) The execution and delivery by Laredo Midstream of each of the Execution Documents to which it is a party do not, and the performance by Laredo Midstream of its obligations under each of the Transaction Documents to which it is a party will not, (i) result in a violation of the Governing Documents of Laredo Midstream, (ii) result in any violation by Laredo Midstream of any law applicable to Laredo Midstream, (iii) breach or result in a default (or an event which, with notice or lapse of time, or both, would constitute a default), or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Laredo Midstream, under the Material Agreements (including under (x) Section 4.07 of the 2022 Existing Indenture and (y) Section 4.07 of the 2023 Existing Indenture) or (iv) conflict with or violate any Reviewed Orders.

(c) The execution and delivery by GCM of each of the Execution Documents to which it is a party do not, and the performance by GCM of its obligations under each of the Transaction Documents to which it is a party will not, (i) result in a violation of the Governing Documents of GCM, (ii) result in any violation by GCM of any law applicable to GCM, (iii) breach or result in a default (or an event which, with notice or lapse of time, or both, would constitute a default), or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of GCM, under the Material Agreements (including under (x) Section 4.07 of the 2022 Existing Indenture and (y) Section 4.07 of the 2023 Existing Indenture) or (iv) conflict with or violate any Reviewed Orders.

Annex A-2-2

7.	(a) Except as disclosed pursuant to the Transaction Documents, there are, to my knowledge after due inquiry, no actions, suits or proceedings pending or threatened in writing against the Issuer, before any court or arbitrator(s) or by or before any administrative agency or government authority, in which there is a reasonable possibility of an adverse decision that could reasonably be expected to (i) result in a Material Adverse Change, (ii) call into question the validity or enforceability of any Transaction Document, or (iii) materially and adversely affect the ability of the Issuer to perform its obligations under any Transaction Document.

(b) Except as disclosed pursuant to the Transaction Documents, there are, to my knowledge after due inquiry, no actions, suits or proceedings pending or threatened in writing against Laredo Midstream, before any court or arbitrator(s) or by or before any administrative agency or government authority, in which there is a reasonable possibility of an adverse decision that could reasonably be expected to (i) result in a Material Adverse Change, (ii) call into question the validity or enforceability of any Transaction Document, or (iii) materially and adversely affect the ability of Laredo Midstream to perform its obligations under any Transaction Document.

(c) Except as disclosed pursuant to the Transaction Documents, there are, to my knowledge after due inquiry, no actions, suits or proceedings pending or threatened in writing against GCM, before any court or arbitrator(s) or by or before any administrative agency or government authority, in which there is a reasonable possibility of an adverse decision that could reasonably be expected to (i) result in a Material Adverse Change, (ii) call into question the validity or enforceability of any Transaction Document, or (iii) materially and adversely affect the ability of GCM to perform its obligations under any Transaction Document.

8.	(a) No consent, approval or authorization of, filing with or order of any court or governmental or regulatory agency or body (each, a “Filing”) is required under any of the Included Laws (as defined below) for the due execution and delivery of the Execution Documents by the Issuer and the performance by the Issuer of its obligations under the Transaction Documents, except for (i) routine Filings necessary in connection with the conduct of the business of the Issuer, (ii) such other Filings as have been obtained or made and (iii) Filings required to maintain corporate and similar standing and existence as and to the extent required by Section [4.18] of each Supplemental Indenture.

Annex A-2-3

(b) No Filing is required under any of the Included Laws for the due execution and delivery of the Execution Documents by Laredo Midstream and the performance by Laredo Midstream of its obligations under the Transaction Documents, except for (i) routine Filings necessary in connection with the conduct of the business of Laredo Midstream, (ii) such other Filings as have been obtained or made and (iii) Filings required to maintain corporate and similar standing and existence as and to the extent required by Section [4.18] of the Supplemental Indentures.

(c) No Filing is required under any of the Included Laws for the due execution and delivery of the Execution Documents by GCM and the performance by GCM of its obligations under the Transaction Documents, except for (i) routine Filings necessary in connection with the conduct of the business of GCM, (ii) such other Filings as have been obtained or made and (iii) Filings required to maintain corporate and similar standing and existence as and to the extent required by Section [4.18] of the Supplemental Indentures.

Annex A-2-4

ANNEX B

Filed Pursuant to Rule 433 of the Securities Act

Registration No. 333-230427

January 10, 2020

Pricing Term Sheet

Laredo Petroleum, Inc.

$600,000,000 9.500% Senior Notes due 2025

$400,000,000 10.125% Senior Notes due 2028

This Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement dated January 6, 2020 (the “Preliminary Prospectus”) of Laredo Petroleum, Inc. The information in this Pricing Term Sheet supplements the Preliminary Prospectus and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. Terms used herein and not defined herein have the meanings assigned in the Preliminary Prospectus.

Issuer:	Laredo Petroleum, Inc.

Guarantors:	Certain of the issuer’s current and future domestic restricted subsidiaries will, subject to certain customary exceptions, fully and unconditionally guarantee, jointly and severally, the notes so long as each such entity guarantees or becomes an obligor of our senior secured credit facility or other debt of the issuer or any restricted subsidiary of the issuer, in each case, in excess of $5 million. Not all of the issuer’s future subsidiaries will be required to become guarantors. If the issuer cannot make payments on the notes when they are due, the guarantors must make them instead.

Ratings (Moody’s / S&P)*:	(B3/B+)

Security Type:	Senior Unsecured Notes

Form:	SEC Registered

Pricing (Trade) Date:	January 10, 2020

Settlement Date:

January 24, 2020

We expect that delivery of the notes will be made to investors on or about January 24, 2020, which will be the ninth business day following the date hereof (such settlement being referred to as “T+9”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+9, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Annex B-1

Special First Year Change of Control Call Right:	None (see Additional Information below regarding changes to the Preliminary Prospectus eliminating language providing for a special change of control call right within the first year at 110%)

Net Proceeds (after deducting underwriting discounts and commissions and offering expenses):	$982.0 million

9.500% Senior Notes due 2025

Principal Amount:	$600,000,000

Maturity Date:	January 15, 2025

Interest Payment Dates:	January 15 and July 15, commencing July 15, 2020

Record Dates:	January 1 and July 1

Coupon:	9.500%

Public Offering Price:	100.000%, plus accrued interest, if any, from January 24, 2020

Optional Redemption:	Prior to January 15, 2022, make-whole call @ T+50 bps then at the following redemption prices (expressed as a percentage) of principal plus accrued interest:
	On or after:	Price:

	January 15, 2022	104.750%

	January 15, 2023	102.375%

	January 15, 2024 and thereafter	100.000%

Equity Clawback:	Prior to January 15, 2022, up to 35% at 109.500% of principal plus accrued interest.

Change of Control:	Put at 101.000% of principal plus accrued interest.

CUSIP / ISIN:	516806 AF3 / US516806AF38

10.125% Senior Notes due 2028

Principal Amount:	$400,000,000

Maturity Date:	January 15, 2028

Annex B-2

Interest Payment Dates:	January 15 and July 15, commencing July 15, 2020

Record Dates:	January 1 and July 1

Coupon:	10.125%

Public Offering Price:	100.000%, plus accrued interest, if any, from January 24, 2020

Optional Redemption:	Prior to January 15, 2023, make-whole call @ T+50 bps then at the following redemption prices (expressed as a percentage) of principal plus accrued interest:

	On or after:	Price:

	January 15, 2023	107.594%

	January 15, 2024	105.063%

	January 15, 2025	102.531%

	January 15, 2026 and thereafter	100.000%

Equity Clawback:	Prior to January 15, 2023, up to 35% at 110.125% of principal plus accrued interest.

Change of Control:	Put at 101.000% of principal plus accrued interest.

CUSIP / ISIN:	516806 AG1 / US516806AG11

*****
Joint Book-Running Managers:	BofA Securities, Inc. Wells Fargo Securities, LLC BMO Capital Markets Corp. Goldman Sachs & Co. LLC Barclays Capital Inc. Capital One Securities, Inc.

Lead Managers:	SG Americas Securities, LLC ABN AMRO Securities (USA) LLC Citigroup Global Markets Inc. Scotia Capital (USA) Inc.
Co-Managers:	Credit Suisse Securities (USA) LLC BBVA Securities Inc. BOK Financial Securities, Inc. Comerica Securities, Inc. SunTrust Robinson Humphrey, Inc.

Additional Information:

As of September 30, 2019, on an as adjusted basis after giving effect to the issuance and sale of the notes and the application of the net proceeds therefrom and the other transactions as set forth under “Capitalization,” the Issuer would have had (i) $199.5 million of outstanding borrowings under the senior secured credit facility; (ii) $600.0 million of senior unsecured notes due 2025 offered hereby; (iii) $400.0 million of senior unsecured notes due 2028 offered hereby; and (iv) a total capitalization of $2,278.8 million. This information supplements the information contained in the capitalization table under the column “As adjusted for this offering” on page S-24 of the Preliminary Prospectus.

Annex B-3

Effective upon consummation of this offering, the borrowing base under our senior secured credit facility will be automatically reduced to $950.0 million, subject to covenant compliance.

THE OFFERING

The following describes changes to the summary of the offering in THE OFFERING within the Preliminary Prospectus. Language deleted from the summary is in strikethrough.

The last paragraph on page S-7 summarizing the Optional Redemption provisions of the notes is modified as follows:

In addition, with respect to the 2025 notes, before , 2022, the issuer may redeem all or any part of the 2025 notes at the make-whole price set forth under “Description of 2025 Notes—Optional Redemption.” In addition, before , 2022, the issuer may, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the 2025 notes in an amount not to exceed the amount of the net cash proceeds of one or more public or private equity offerings at a redemption price of % of the principal amount of the 2025 notes, plus any accrued and unpaid interest to the date of redemption, if at least 65% of the aggregate principal amount of the 2025 notes issued under the indenture governing the 2025 notes remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering. ~~If a change of control occurs prior to            , 2021, the issuer may redeem all, but not less than all, of the 2025 notes at a redemption price equal to 110% of the principal amount of the 2025 notes plus any accrued and unpaid interest to, but not including, the date of redemption.~~

The first paragraph on page S-8 summarizing the Optional Redemption provisions of the notes is modified as follows:

In addition, with respect to the 2028 notes, before , 2023, the issuer may redeem all or any part of the 2028 notes at the make-whole price set forth under “Description of 2028 Notes—Optional Redemption.” In addition, before , 2023, the issuer may, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the 2028 notes in an amount not to exceed the amount of the net cash proceeds of one or more public or private equity offerings at a redemption price of % of the principal amount of the 2028 notes, plus any accrued and unpaid interest to the date of redemption, if at least 65% of the aggregate principal amount of the 2028 notes issued under the indenture governing the 2028 notes remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering. ~~If a change of control occurs prior to            , 2021, the issuer may redeem all, but not less than all, of the 2028 notes at a redemption price equal to 110% of the principal amount of the 2028 notes plus any accrued and unpaid interest to, but not including, the date of redemption.~~

DESCRIPTION OF THE 2025 NOTES

The following describes changes to the summary of certain material provisions of the indenture contained in the DESCRIPTION OF THE 2025 NOTES within the Preliminary Prospectus. Language deleted is in strikethrough, and language added is in bold and underlined.

The first full paragraph on page S-33 under “—Optional Redemption” is deleted as follows:

~~If a Change of Control occurs at any time prior to        , 2021, the Company may, at its option, redeem all, but not less than all, of the 2025 notes upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 110.0% of the principal amount of the 2025 notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). If the Company elects to exercise this redemption right, the Company must do so by mailing a redemption notice to each Holder at its registered address (or in the case of Global Notes sent, in accordance with the procedures of DTC or any other depository) with a copy to the Trustee within 60 days following the Change of Control (or, at the Company’s option, prior to such Change of Control but after the transaction giving rise to such Change of Control is publicly announced). Any such redemption may be conditioned upon the Change of Control occurring if the notice is mailed (or, in the case of Global Notes sent) prior to the Change of Control. If the Change of Control does not occur, the Company will provide prompt written notice to the Trustee rescinding such redemption, and such redemption and notice of redemption shall be rescinded and of no force or effect. Upon receipt of such notice, the Trustee will promptly send a copy of such notice to the Holders in the same manner in which the notice of redemption was given. If the Company exercises the Change of Control redemption right, the Company will not be required to make the Change of Control Offer described below under “—Change of Control” unless or until there is a default in payment of the redemption price.~~

Annex B-4

The fifth full paragraph on page S-34 under “—Optional Redemption” is modified as follows:

The notice of redemption with respect to the redemption described in the ~~fourth~~third paragraph under this "—Optional Redemption" need not set forth the Applicable Premium but only the manner of calculation thereof. The Company will notify the Trustee of the Applicable Premium with respect to any redemption promptly after the calculation thereof, and the Trustee shall not be responsible for such calculation. Any redemption or notice of redemption may, at the Company's discretion, be subject to one or more conditions precedent and, in the case of redemption with the net proceeds of an Equity Offering, be given prior to the completion of the related Equity Offering.

The first two full paragraphs on page S-35 under “—Change of Control” are modified as follows:

If a Change of Control occurs, unless the Company has given ~~(or if a Change of Control occurs prior to            , 2021, within 60 days thereafter will have given)~~ notice of redemption of all the 2025 notes as described under “—Optional Redemption,” each Holder will have the right to require that the Company purchase all or any part (in amounts of $2,000 or whole multiples of $1,000 in excess thereof) of such Holder’s 2025 notes pursuant to an offer (the “Change of Control Offer”) on the terms set forth in the 2025 Indenture. In the Change of Control Offer, the Company will offer to purchase all of the 2025 notes, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such 2025 notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”) (subject to the rights of Holders of record on relevant record dates to receive interest due on the relevant interest payment date).

Within 30 days after any Change of Control or, at the Company’s option, prior to such Change of Control but after it is publicly announced, unless the Company has given ~~(or if a Change of Control occurs prior to            , 2021, within 60 days thereafter will have given)~~ notice of redemption of all the 2025 notes as described under “—Optional Redemption,” the Company must notify the Trustee and give written notice of the Change of Control to each Holder, by first-class mail, postage prepaid, at the address appearing for such Holder in the security register (or otherwise in accordance with the procedures of DTC or any other depositary).

The second full paragraph on page S-37 under “—Change of Control” is modified as follows:

The Company will not be required to make a Change of Control Offer under the following circumstances: (1) upon a Change of Control, if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements described in the 2025 Indenture applicable to a Change of Control Offer made by the Company and purchases all 2025 notes validly tendered and not withdrawn under such Change of Control Offer; or (2) if notice of redemption for 100% of the aggregate principal amount of the outstanding 2025 notes has been given ~~(or, if a Change of Control occurs prior to            , 2021, within 60 days thereafter will have been given)~~, pursuant to the 2025 Indenture as described under “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

Annex B-5

DESCRIPTION OF THE 2028 NOTES

The following describes changes to the summary of certain material provisions of the indenture contained in the DESCRIPTION OF THE 2028 NOTES within the Preliminary Prospectus. Language deleted is in strikethrough, and language added is in bold and underlined.

The first full paragraph on page S-107 under “—Optional Redemption” is deleted as follows:

~~If a Change of Control occurs at any time prior to                        , 2021, the Company may, at its option, redeem all, but not less than all, of the 2028 notes upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 110.0% of the principal amount of the 2028 notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). If the Company elects to exercise this redemption right, the Company must do so by mailing a redemption notice to each Holder at its registered address (or in the case of Global Notes sent, in accordance with the procedures of DTC or any other depository) with a copy to the Trustee within 60 days following the Change of Control (or, at the Company’s option, prior to such Change of Control but after the transaction giving rise to such Change of Control is publicly announced). Any such redemption may be conditioned upon the Change of Control occurring if the notice is mailed (or, in the case of Global Notes sent) prior to the Change of Control. If the Change of Control does not occur, the Company will provide prompt written notice to the Trustee rescinding such redemption, and such redemption and notice of redemption shall be rescinded and of no force or effect. Upon receipt of such notice, the Trustee will promptly send a copy of such notice to the Holders in the same manner in which the notice of redemption was given. If the Company exercises the Change of Control redemption right, the Company will not be required to make the Change of Control Offer described below under “—Change of Control” unless or until there is a default in payment of the redemption price.~~

The fifth full paragraph on page S-108 under “—Optional Redemption” is modified as follows:

The notice of redemption with respect to the redemption described in the ~~fourth~~third paragraph under this "—Optional Redemption" need not set forth the Applicable Premium but only the manner of calculation thereof. The Company will notify the Trustee of the Applicable Premium with respect to any redemption promptly after the calculation thereof, and the Trustee shall not be responsible for such calculation. Any redemption or notice of redemption may, at the Company's discretion, be subject to one or more conditions precedent and, in the case of redemption with the net proceeds of an Equity Offering, be given prior to the completion of the related Equity Offering.

The first two full paragraphs on page S-109 under “—Change of Control” are modified as follows:

If a Change of Control occurs, unless the Company has given ~~(or if a Change of Control occurs prior to            , 2021, within 60 days thereafter will have given)~~ notice of redemption of all the 2028 notes as described under “—Optional Redemption,” each Holder will have the right to require that the Company purchase all or any part (in amounts of $2,000 or whole multiples of $1,000 in excess thereof) of such Holder’s 2028 notes pursuant to an offer (the “Change of Control Offer”) on the terms set forth in the 2028 Indenture. In the Change of Control Offer, the Company will offer to purchase all of the 2028 notes, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such 2028 notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”) (subject to the rights of Holders of record on relevant record dates to receive interest due on the relevant interest payment date).

Within 30 days after any Change of Control or, at the Company’s option, prior to such Change of Control but after it is publicly announced, unless the Company has given ~~(or if a Change of Control occurs prior to            , 2021, within 60 days thereafter will have given)~~ notice of redemption of all the 2028 notes as described under “—Optional Redemption,” the Company must notify the Trustee and give written notice of the Change of Control to each Holder, by first-class mail, postage prepaid, at the address appearing for such Holder in the security register (or otherwise in accordance with the procedures of DTC or any other depositary).

Annex B-6

The second full paragraph on page S-111 under “—Change of Control” is modified as follows:

The Company will not be required to make a Change of Control Offer under the following circumstances: (1) upon a Change of Control, if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements described in the 2028 Indenture applicable to a Change of Control Offer made by the Company and purchases all 2028 notes validly tendered and not withdrawn under such Change of Control Offer; or (2) if notice of redemption for 100% of the aggregate principal amount of the outstanding 2028 notes has been given ~~(or, if a Change of Control occurs prior to            , 2021, within 60 days thereafter will have been given)~~, pursuant to the 2028 Indenture as described under “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a base prospectus) and a prospectus supplement with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the prospectus supplement for this offering, the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you a copy of the prospectus supplement and base prospectus if you request them by calling BofA Securities, Inc. toll-free at 1-800-294-1322.

Annex B-7